UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): November 20, 2012

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth
(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	August ‘12	September ‘12	October ‘12
Process Management	0 to +5	+10 to +15	+5 to +10
Industrial Automation	-10	-10	-5 to -10
Network Power	-15 to -10	-15 to -10	-5 to -10
Climate Technologies	-5 to 0	-5 to 0	-5 to 0
Commercial & Residential Solutions	-5 to 0	-5 to 0	0 to +5
Total Emerson	-5	-5 to 0	-5 to 0

October 2012 Orders Comments:

Trailing three-month order trends decreased modestly, as slowing global economic growth continued to dampen business investment.  Demand in Process Management end markets remained solid and Commercial & Residential Solutions orders showed slight improvement.  Mixed order trends in the other businesses were unchanged overall.  Currency translation added 2 percentage points.  Order patterns are expected to remain slow and choppy in the near term as poor market visibility in the U.S., Europe, and China results in cautious investment.

Process Management orders growth continued to benefit from oil and gas, chemical, and power industry investment.  Underlying orders, which exclude favorable currency translation of 8 percentage points, decreased modestly, primarily due to a shorter reporting period compared to the prior year.  With comparable reporting days, underlying orders growth remained consistent with the previous month, led by strong growth in Asia.  The currency translation impact includes favorable backlog revaluation.

Industrial Automation order trends reflected weak end markets, as global capital goods investment remained under pressure.   Modest growth in the fluid automation business was more than offset by declines in the other businesses, with Europe particularly weak.  Currency translation deducted 2 percentage points.

Network Power order trends improved but continued to decline, as global telecommunications and information technology end markets continued to contract.  Weakness persisted in Asia, North America, and Europe, more than offsetting growth in Latin America.  The embedded computing and power business improved as prior year comparisons eased.

Climate Technologies orders decreased modestly, with mixed demand across global end markets.  In the U.S., the refrigeration business was weak, particularly in transportation end markets, and air conditioning demand declined to a lesser extent.  Asia orders growth was strong, and Europe remained soft.  Currency translation deducted 1 percentage point.

Commercial & Residential Solutions orders grew slightly, with varied trends across businesses.  Strong growth in the storage businesses and moderate growth in the food waste disposers business offset decreases in the professional tools and wet/dry vacuums businesses.

Upcoming Investor Events

Emerson will host its 2013 Investor Conference on Monday, February 11, and Tuesday, February 12, in Columbus, Ohio, which will include a visit to Emerson Network Power facilities.  Additional details will be available in December.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: November 20, 2012	By:	/s/ John G. Shively
John G. Shively Assistant General Counsel and Assistant Secretary